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                                                                    EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                     (in thousands except per share amounts)

YEAR ENDED DECEMBER 31, 2000

                                                                     Weighted Average                 Loss
                                                     Loss           Shares Outstanding             per Share
                                                  ---------         ------------------             ----------
LOSS PER SHARE - BASIC AND DILUTED:
Loss from continuing operations                   $   2,701     /           11,303         =       $     0.24
                                                  ---------            -----------                 ----------
Net loss before cumulative effect of
     change in accounting principle                   2,701     /           11,303         =             0.24
Cumulative effect of change in accounting
     principle                                        8,454     /           11,303                       0.75
                                                  ---------            -----------         =           ------
Net Loss                                          $  11,155     /           11,303         =       $     0.99
                                                  =========            ===========                 ==========